NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Investors: Media:	Annette Arribas 724.514.1782 annette.arribas@ansys.com Fran Hensler 724.514.2967 fran.hensler@ansys.com

ANSYS REPORTS STRONG REVENUE AND EARNINGS GROWTH
FOR THE FIRST QUARTER

Management Increases 2011 Guidance

Highlights

•	Revenue of $158.0 million
•	GAAP diluted earnings per share of $0.45 and non-GAAP diluted earnings per share of $0.57
•	Record operating cash flows of $84.9 million, a 42% increase over Q1 2010
•	GAAP operating profit margin of 39.4% and non-GAAP operating profit margin of 49.9%

PITTSBURGH - May 5, 2011 /PR NEWSWIRE/ -- ANSYS, Inc. (NASDAQ: ANSS), today announced over-performance against its guidance in both revenue and diluted earnings per share for the first quarter of 2011.  Total revenue increased by 16.2% over the first quarter of 2010.  GAAP net income and diluted earnings per share increased 30.5% and 28.6%, respectively, over the first quarter of 2010, while non-GAAP net income and diluted earnings per share increased 23.1% and 21.3%, respectively.  The growth in the first quarter was spread across all major geographic regions and among a broad array of industries.

“ANSYS’ first quarter results are an excellent start to 2011 and represent early momentum from the focus and investments in 2010,” commented Jim Cashman, ANSYS President and CEO.   “During the first quarter of 2011, all major metrics of the business showed continued improvement, highlighted by revenues and earnings that were above our guidance, a record deferred revenue balance of $236.4 million, and all time high cash flows from operations.”

 “We also saw improvement in the UK and North America markets over last quarter and, most notably, our Japan team delivered a very strong contribution to our first quarter results. We are extremely proud of their continued dedication and ongoing efforts in the face of such extraordinary circumstances.  Supporting our Japanese employees and customers as they focus on rebuilding will be a new and important priority as we look into the remainder of 2011.  Despite the various political turmoil and macroeconomic concerns, our diversified global reach, our resilient business model and our technological leadership continue to drive customer engagements. With the growing need for energy efficiency, stricter environmental and regulatory mandates, and ever-increasing consumer expectations, our customers are increasingly using simulation to enable innovation and value creation. These increasing business pressures, coupled with the dedication and efforts of our global team, have continued to enable us to deliver on our commitments,” stated Mr. Cashman.

ANSYS' first quarter financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets.  GAAP and non-GAAP results reflect:

•	Total GAAP and non-GAAP revenue of $158.0 million in the first quarter of 2011 as compared to total GAAP and non-GAAP revenue of $136.1 million in the first quarter of 2010;

•
A GAAP operating profit margin of 39.4% in the first quarter of 2011 as compared to 36.5% in the first quarter of 2010; a non-GAAP operating profit margin of 49.9% in the first quarter of 2011 as compared to 48.7% in the first quarter of 2010;

•
GAAP net income of $42.2 million in the first quarter of 2011 as compared to GAAP net income of $32.4 million in the first quarter of 2010; non-GAAP net income of $53.5 million in the first quarter of 2011 as compared to $43.5 million in the first quarter of 2010; and

•
GAAP diluted earnings per share of $0.45 in the first quarter of 2011 as compared to GAAP diluted earnings per share of $0.35 in the first quarter of 2010; non-GAAP diluted earnings per share of $0.57 in the first quarter of 2011 as compared to $0.47 in the first quarter of 2010.

The Company's GAAP results reflect stock-based compensation charges of approximately $5.1 million ($4.0 million after tax) or $0.04 diluted earnings per share for the first quarter of 2011.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2011 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three months ended March 31, 2011 and 2010, and for the 2011 financial outlook, are included in the condensed financial information included in this release.

During the first quarter of 2011, the Company repurchased 247,443 shares of stock at an average price of $51.34.  The Company currently has approximately 1.1 million shares remaining in its authorized repurchase program.

Management's Remaining 2011 Financial Outlook

The Company has provided its 2011 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis.  Non-GAAP diluted earnings per share excludes charges for stock-based compensation and acquisition-related amortization of intangible assets.

Second Quarter and Fiscal Year 2011 Guidance

The Company currently expects the following for the quarter ending June 30, 2011:

•	Revenue in the range of $155 - $161 million
•	GAAP diluted earnings per share of $0.41 - $0.46
•	Non-GAAP diluted earnings per share of $0.54 - $0.57

The Company currently expects the following for the fiscal year ending December 31, 2011:

•	Revenue in the range of $645 - $665 million
•	GAAP diluted earnings per share of $1.81 - $1.91
•	Non-GAAP diluted earnings per share of $2.30 - $2.38

These statements are forward-looking and actual results may differ materially.  Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information – Change in Format

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 5, 2011 to discuss first quarter results. The Company is now providing its prepared remarks on the Company’s Web site and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 800-860-2442 (US), 866-605-3852 (Canada) or 412-858-4600 (Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US), or 412-317-0088 (Canada and Int’l) and entering the passcode 450231. The archived webcast can be accessed, along with other financial information, on ANSYS' web site at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS:

Cash & short-term investments	$550,469	$472,934
Accounts receivable, net	71,049	76,604
Goodwill	1,035,342	1,035,083
Other intangibles, net	267,392	278,320
Other assets	254,108	263,935

Total assets	$2,178,360	$2,126,876

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$226,426	$199,805
Long-term debt (including current portion)	154,177	159,525
Other liabilities	221,124	237,617
Stockholders' equity	1,576,633	1,529,929

Total liabilities & stockholders' equity	$2,178,360	$2,126,876

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
Revenue:
Software licenses	$95,867	$81,586
Maintenance and service	62,180	54,467

Total revenue	158,047	136,053

Cost of sales:
Software licenses	2,894	2,609
Amortization	7,498	8,214
Maintenance and service	16,190	13,830
Total cost of sales	26,582	24,653

Gross profit	131,465	111,400

Operating expenses:
Selling, general and administrative	40,476	35,228
Research and development	24,698	22,587
Amortization	4,017	3,962
Total operating expenses	69,191	61,777

Operating income	62,274	49,623

Interest expense	(803)	(1,549)
Interest income	695	368
Other expense	(514)	(507)

Income before income tax provision	61,652	47,935
Income tax provision	19,411	15,566

Net income	$42,241	$32,369

Earnings per share – basic:
Basic earnings per share	$0.46	$0.36
Weighted average shares - basic	91,767	89,964

Earnings per share – diluted:
Diluted earnings per share	$0.45	$0.35
Weighted average shares - diluted	94,171	92,774

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
 (Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	March 31, 2011				March 31, 2010
	As Reported	Adjustments		Non-GAAP Results	As Reported	Adjustments		Non-GAAP Results
Total revenue	$158,047			$158,047	$136,053			$136,053

Operating income	62,274	$16,662	(1)	78,936	49,623	$16,651	(3)	66,274

Operating profit margin	39.4%			49.9%	36.5%			48.7%

Net income	$42,241	$11,231	(2)	$53,472	$32,369	$11,082	(4)	$43,451

Earnings per share - diluted:
Diluted earnings per share	$0.45			$0.57	$0.35			$0.47
Weighted average shares - diluted	94,171			94,171	92,774			92,774

(1)
Amount represents $11.5 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, as well as a $5.1 million charge for stock-based compensation.

(2)	Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $5.4 million.
(3)
Amount represents $12.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, as well as a $4.5 million charge for stock-based compensation.

(4)	Amount represents the impact of the adjustments to operating income referred to in (3) above, adjusted for the related income tax impact of $5.6 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2011

Diluted Earnings Per Share Range

U.S. GAAP guidance	$0.41 - $0.46
Adjustment to exclude acquisition–related amortization	$0.07 - $0.08
Adjustment to exclude stock–based compensation	$0.04 - $0.05

Non-GAAP guidance	$0.54 - $0.57

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2011

Diluted Earnings Per Share Range

U.S. GAAP guidance	$1.81 - $1.91
Adjustment to exclude acquisition–related amortization	$0.30 - $0.31
Adjustment to exclude stock–based compensation	$0.17 - $0.18

Non-GAAP guidance	$2.30 - $2.38

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives.  In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.  This non-GAAP adjustment was not provided in the non-GAAP information included in this release because it had no impact on the financial results for the periods presented.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense, and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP REPORTING MEASURE	NON-GAAP REPORTING MEASURE

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ over 1,700 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter and fiscal year 2011 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects and outlook for 2011 and subsequent years, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s second quarter and beyond visibility, statements regarding first quarter results representing early momentum from the focus and investments in 2010, statements regarding the continued dedication, ongoing efforts and support of our Japanese employees and customers being a focus in the remainder of 2011, statements regarding our diversified global reach, resilient business model and technological leadership continuing to drive customer engagements, statements regarding customers increasingly using simulation to enable innovation and value creation due to the growing need for energy efficiency, stricter environmental and regulatory mandates and ever-increasing customer expectations, and statements regarding increasing business pressures coupled with the dedication and focus of our global team continuing to enable us to deliver on our commitments, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global economy and financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, the risk that enhancements to the Company's products may not produce anticipated sales, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that the expected income tax impacts of the merger of the Company’s Japan subsidiaries will not be realized in one or more future periods, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2010 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT, Realize Your Product Promise, and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  ICEM CFD is a trademark used by ANSYS, Inc. under license.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

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